                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 3,1995


                           THE DOW CHEMICAL COMPANY
            (Exact name of registrant as specified in its charter)


   Delaware                       1-3433                        38-1285128
- ---------------                -------------                ------------------
(State or other                 (Commission                    (IRS Employer
jurisdiction of                 File Number)                Identification No.)
incorporation)

2030 Dow Center, Midland, Michigan                                    48674
- --------------------------------------------------------------------------------
(Address of principal executive offices)                            (Zip Code)



Registrant's telephone number, including area code;              (517) 636-1000
                                                                ---------------

                                Not Applicable
- --------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 5.  Other Events.
         -------------

I.   Marion Merrell Dow Inc.
     -----------------------

     On May 4, 1995, The Dow Chemical Company (the "Company") issued a press release, the text of which follows:


     May 4, 1995

     HOECHST AGREES TO ACQUIRE MARION MERRELL DOW

     The Dow Chemical Company, Hoechst and Marion Merrell Dow today signed the agreements under which Hoechst will acquire all of Marion Merrell Dow for $25.75 per share or about $7.1 billion.

     As part of the agreements, Hoechst will acquire approximately 197 million Marion Merrell Dow shares held by Dow for about $5.1 billion. The closing is expected to take place within 90 days, subject to government regulatory approvals. If closed, the transaction will result in a gain for Dow in a range of 35 to 50 cents per share.

     "The sale of Dow's interest in Marion Merrell Dow is consistent with our long-term strategy as the fit of pharmaceuticals into Dow's portfolio has diminished," said Frank Popoff, Dow chairman and chief executive officer. "This transaction will serve our shareholders well by liberating resources for our core business."

     The following agreements were entered into on May 3, 1995:

     Agreement and Plan of Merger. On May 3, 1995, Marion Merrell Dow Inc. ("MMD"), the Company, Hoechst Corporation ("Hoechst") and H Pharma Acquisition Corp. ("Acquisition") entered into an Agreement and Plan of Merger (the "Merger Agreement") whereby Acquisition, a wholly-owned subsidiary of Hoechst, will be merged with and into MMD, with MMD to continue as the surviving corporation (the "Merger"). In the Merger, each issued and outstanding share of MMD's common stock, par value $0.10 per share, (the "Shares") will be converted into the right to receive $25.75 in cash. In addition, if the Shares held by the Company or its affiliates (the "Dow Shares") are purchased by Hoechst, Acquisition or their affiliates at least one day prior to the effective date of the Merger (the "Effective Date"), each remaining shareholder will be entitled to receive an additional amount equal to $0.25 multiplied by a fraction (i) the numerator of which is the number of whole days from the record date for the regular quarterly cash dividend next preceding the Effective Date (excluding such record date but including the Effective Date), and (ii) the denominator of which is the number of whole days in the full quarter in which the Effective Date occurs. Under the Merger Agreement, MMD is permitted to pay a regular quarterly dividend of up to $0.25 per share, provided that the record date for determining the holders of Shares entitled to receive such regular quarterly cash dividends shall be the close of business on the last business day of each calendar quarter.

     Consummation of the Merger is conditioned upon, among other things, (i) approval by the stockholders of MMD, (ii) the termination or expiration of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), Regulation (EEC) No. 4064/89 of the European Community (the "EC Merger Regulation") and the Canadian Competition Act, and (iii) the purchase of the Dow Shares by Hoechst, Acquisition or their affiliates.

     The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the effective time of the Merger, among other things, (i) by the mutual consent of Hoechst, Acquisition, the Company and MMD, (ii) by Hoechst, the Company or MMD at any time after January 31, 1996, but only if Hoechst, Acquisition or their affiliates have not yet purchased the Dow Shares, or (iii) by the Company if Acquisition fails to purchase the Dow Shares in violation of Acquisition's obligations under the Stock Purchase Agreement.

     Stock Purchase Agreement. On May 3, 1995, Hoechst, Acquisition, the Company, and two wholly-owned subsidiaries of the Company (together with the Company, the "Sellers") entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") pursuant to which Acquisition agreed to purchase, and the Sellers agreed to sell, all of the Dow Shares at a purchase price of $25.75 per Share in cash. The closing of such purchase and sale (the "Closing") shall take place on a business day to be designated by Acquisition, but in no event later than three days after the satisfaction of all conditions to the Stock Purchase Agreement, provided, however, that the Closing may not take place during any period beginning the date after a New York Stock Exchange "ex-dividend" date and ending on the corresponding record date with respect to a regular quarterly dividend. If the Dow Shares are acquired on or before a New York Stock Exchange "ex-dividend" date in respect of any regular quarterly cash dividend on the Shares, the dividend payable on the corresponding record date will be for the account of Acquisition and not the Sellers.

     The Sellers have agreed to vote their respective Dow Shares in favor of adoption of the Merger Agreement and against any action or agreement that would result in a breach in any material respect of any terms of the Merger Agreement or the Stock Purchase Agreement and against any action or agreement which would impede, interfere with or discourage the transactions contemplated by the Merger Agreement. Upon receipt of the purchase price, each Seller has agreed to grant Acquisition an irrevocable proxy to vote their respective Dow Shares.

     The obligation of Acquisition to purchase the Dow Shares is subject to, among other things, (i) the termination or expiration of any applicable waiting period under the HSR Act, the EC Merger Regulation and the Canadian Competition Act, (ii) the Committee on Foreign Investment in the United States having determined not to investigate the transactions under Section 721 of the Defense Production Act of 1950, as amended ("Exon-Florio") or if such Committee shall have determined to investigate the transactions, such investigation shall have been completed or the President of the United States shall have determined (by action or inaction) not to take any action under Exon-Florio, (iii) the absence of any governmental action (such as the declaration of a banking moratorium or a prohibition on the export of funds) which prevents Hoechst and Acquisition from obtaining the funds necessary to pay the aggregate purchase price for the Dow Shares, (iv) the accuracy in all material respects of the representations and warranties of MMD set forth in the Merger Agreement and of the Company in both the Merger and Stock Purchase Agreements, except for such inaccuracies in the representations and warranties of the Company that would not have a Material Adverse Effect (as such term is defined in the Merger Agreement) and (v) the performance in all material respects of the covenants and agreements of MMD in the Merger Agreement and of the Company in both the Merger and Stock Purchase Agreements, except for failures to perform of such covenants and agreements by MMD that would not have a Material Adverse Effect.

     The Stock Purchase Agreement may be terminated at any time by mutual written consent of the parties or upon termination of the Merger Agreement.

     Other Agreements. In connection with the transactions contemplated by the Merger Agreement and the Stock Purchase Agreement, the following additional agreements respecting the Company were executed on May 3, 1995.

     Pursuant to an Indemnity Agreement, Hoechst agreed to indemnify the Company in respect of the Company's existing guaranty in favor of the investors in Carderm Capital L.P., in which subsidiaries of MMD hold a controlling interest. Pursuant to a Tax Allocation Agreement, the Company, Hoechst and MMD agreed to an allocation of certain tax liabilities. Pursuant to separate Computerized Process Control Software Agreements, affiliates of the Company and affiliates of MMD agreed to leases of certain process control software owned by affiliates of the Company. Pursuant to an Insurance Separation Agreement, Hoechst, MMD, the Company and three wholly-owned insurance subsidiaries of the Company agreed to certain matters regarding insurance, reinsurance and related topics. Pursuant to a Manufacturing Agreement Amendment between the Company, MMD and Merrell Dow Pharmaceuticals, Inc., a wholly owned subsidiary of MMD ("MDPI"), the terms of a manufacturing arrangement and ground lease relating to a manufacturing facility in Midland, Michigan were modified and the Company agreed to repurchase the facility upon the termination of the manufacturing arrangement at a purchase price of 60% of the residual book value of the facility at the time of termination. Pursuant to a Second Amendment to Master Service Agreement between the Company, MMD and MDPI, certain research and development services provided by the Company were modified and the Company agreed to purchase certain physical assets owned by either MMD or MDPI upon the termination of the research services arrangements at a purchase price of 60% of the residual book value of the assets at the time of termination of the research services arrangements. Pursuant to a Third Amendment to Master Services Agreement between the Company, MMD and MDPI, certain services provided globally by the Company to subsidiaries of MMD were terminated and certain other services provided by the Company to specific subsidiaries of MMD were extended under similar terms to existing agreements. Pursuant to two letter agreements entered into by the Company and MMD, the parties set forth (i) a non-exclusive list of agreements to be reached prior to the date of the purchase of Dow Shares and (ii) certain agreements regarding employment matters in Italy.

II.  Latin American Pharmaceutical Group.
     ------------------------------------

    On May 4, 1995, the Company issued a press release, the text of which follows:

May 4, 1995

DOW SIGNS AGREEMENT TO SELL ITS LATIN AMERICAN PHARMACEUTICAL BUSINESS TO ROUSSEL UCLAF

The Dow Chemical Company announced today that it has signed an agreement with Roussel Uclaf to sell its pharmaceutical activities in Latin America based in three countries: Brazil, Mexico and Argentina.

The purchase price will be $140 million, subject to an adjustment based on the book value of net assets at closing. Unlike what the parties initially contemplated, the transaction will exclude real estate properties which will remain with Dow. The closing is expected to take place within 90 days. If closed, the transaction will result in a gain for Dow in a range of 15 to 20 cents per share.

Dow's sales in Latin America amounted to approximately $175 million in 1994 with a staff of more than 1,000 employees. Two manufacturing sites are in operation in Brazil and Mexico.

                                    # # # #

    On May 3, 1995, certain direct and indirect subsidiaries of the Company (the "LAPG Sellers") entered into a Purchase Agreement (the "LAPG Purchase Agreement") with Roussel Uclaf S.A. ("Roussel"), a French societe anonyme and a majority-owned subsidiary of Hoechst AG, pursuant to which the LAPG Sellers will sell and Roussel or an affiliate thereof will purchase certain assets and assume certain liabilities of the pharmaceutical business operated by the LAPG Sellers and their affiliates in Central and South America (the "Purchased Business"). The Purchased Business does not include certain real property located in Mexico and Brazil which Roussel has agreed to lease from certain of the LAPG Sellers. The purchase price for the Purchased Business is $140 million, subject to adjustment as provided in the LAPG Purchase Agreement.

    The consummation of the transactions contemplated by the LAPG Purchase Agreement is conditioned upon, among other things, (i) any applicable waiting periods under Brazilian, Mexican or Argentine law having expired or been terminated, (ii) Hoechst AG having acquired, directly or indirectly, shares of common stock of MMD representing at least a majority of MMD's outstanding voting power, and (iii) the absence of any material adverse change in the Purchased Business.

    The LAPG Purchase Agreement may be terminated, among other things, (i) at any time by mutual consent of the parties, (ii) by either Roussel or the LAPG Sellers if the closing shall not have occurred on or before January 31, 1996 or
(iii) by either Roussel or the LAPG Sellers if the MMD Merger Agreement shall have been terminated in accordance with its terms.

ITEM 7.  Financial Statements and Exhibits.
         ----------------------------------

(c)  Exhibits.*

2.1 Agreement and Plan of Merger dated May 3, 1995, by and among Marion Merrell Dow Inc., The Dow Chemical Company, Hoechst Corporation and H Pharma Acquisition Corp.

2.2 Stock Purchase Agreement, dated May 3, 1995, by and among Hoechst Corporation, H Pharma Acquisition Corp., The Dow Chemical Company, RH Acquisition Corp. and Dow Holdings Inc.

2.3 Indemnity Agreement, dated as of May 3, 1995, between Hoechst Corporation and The Dow Chemical Company.

2.4 Tax Allocation Agreement, dated as of May 3, 1995, among The Dow Chemical Company, Hoechst Corporation and Marion Merrell Dow Inc.

2.5 Computerized Process Control Software Agreement (Leases and Services), dated as of May 3, 1995, between Rofan Services, Inc. and Marion Merrell Pharmaceuticals, Inc.

2.6 Computerized Process Control Software Agreement (Leases and Services), dated as of May 3, 1995, between Rofan Automation and Information Systems B.V. and Gruppo Lepetit S.p.A.

2.7 Computerized Process Control Software Agreement (Leases and Services), dated as of May 3, 1995, between Rofan Automation and Information Systems B.V. and Biochimica Del Salento S.p.A.

2.8 Insurance Separation Agreement, dated as of May 3, 1995, among The Dow Chemical Company, Hoechst Corporation, Marion Merrell Dow Inc., Dorinco Insurance Company, Dorintal Reinsurance Ltd. and Timber Insurance Ltd.

2.9 Manufacturing Agreement Amendment, dated as of May 3, 1995, between The Dow Chemical Company and Marion Merrell Pharmaceuticals, Inc.

2.10 Second Amendment to Master Services Agreements, dated as of May 3, 1995, between Marion Merrell Dow Inc., The Dow Chemical Company and Marion Merrell Pharmaceuticals, Inc.

2.11 Third Amendment to Master Services Agreements, dated as of May 3, 1995, between Marion Merrell Dow Inc., The Dow Chemical Company and Marion Merrell Pharmaceuticals, Inc.

2.12 Letter Agreement, dated as of May 3, 1995, between The Dow Chemical Company and Marion Merrell Dow Inc.

2.13 Letter Agreement, dated as of May 3, 1995, among The Dow Chemical Company, Marion Merrell Pharmaceuticals, Inc. and Marion Merrell Dow Inc.

2.14 Purchase Agreement, dated as of May 3, 1995, between Latin American Pharmaceutical Inc., Dow Quimica Argentina S.A., Dow Quimica Mexicana S.A., Dow Productos Quimicos LTDA, Mineracao e Quimica de Nordeste, Dow Quimica S.A., Merrell Lepetit Farmaceutica Industrial LTDA, Laboratorios Lepetit de Mexico S.A. de C.V. and Roussel Uclaf S.A.
- --------------------
* The schedules, exhibits and appendices described in these agreements have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of the schedules, exhibits and appendices to the Securities and Exchange Commission upon request.

                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       THE DOW CHEMICAL COMPANY

                                       By: /s/ Enrique C. Falla
                                       ---------------------------------------
                                       Name:   Enrique C. Falla
                                       Title:  Executive Vice President and
Date:  May 12, 1995                            Chief Financial Officer


Exhibit                      Exhibit Index*                                  Page
- -------                      -------------                                   ----
  2.1   Agreement and Plan of Merger dated May 3, 1995, by and among Marion
        Merrill Dow Inc., The Dow Chemical Company, Hoechst Corporation and
        H Pharma Acquisition Corp.

  2.2   Stock Purchase Agreement dated May 3, 1995, by and among Hoechst
        Corporation, H Pharma Acquisition Corp., The Dow Chemical Company, RH
        Acquisition Corp. and Dow Holdings Inc.

  2.3   Indemnity Agreement, dated as of May 3, 1995, between Hoechst
        Corporation and The Dow Chemical Company.

  2.4   Tax Allocation Agreement, dated as of May 3, 1995, among The Dow
        Chemical Company, Hoechst Corporation and Marion Merrell Dow Inc.

  2.5 Computerized Process Control Software Agreement (Leases and Services), dated as of May 3, 1995, between Rofan Services, Inc. and Marion Merrell
        Pharmaceuticals, Inc.

  2.6 Computerized Process Control Software Agreement (Leases and Services), dated as of May 3, 1995, between Rofan Automation and Information
        Systems B.V. and Gruppo Lepetit S.p.A.

  2.7 Computerized Process Control Software Agreement (Leases and Services), dated as of May 3, 1995, between Rofan Automation and Information
        Systems B.V. and Biochimica Del Salento S.p.A.

  2.8   Insurance Separation Agreement, dated as of May 3, 1995, among The Dow
        Chemical Company, Hoechst Corporation, Marion Merrell Dow Inc., Dorinco
        Insurance Company, Dorintal Reinsurance Ltd. and Timber Insurance Ltd.

  2.9   Manufacturing Agreement Amendment, dated as of May 3, 1995, between The
        Dow Chemical Company and Marion Merrell Pharmaceuticals, Inc.

 2.10 Second Amendment to Master Services Agreements, dated as of May 3, 1995, between Marion Merrell Dow Inc., The Dow Chemical Company and Marion
        Merrell Pharmaceuticals, Inc.

 2.11 Third Amendment to Master Services Agreements, dated as of May 3, 1995, between Marion Merrell Dow Inc., The Dow Chemical Company and Marion
        Merrell Pharmaceuticals, Inc.

 2.12   Letter Agreement, dated as of May 3, 1995, between The Dow Chemical
        Company and Marion Merrell Dow Inc.

 2.13   Letter Agreement, dated as of May 3, 1995, among The Dow Chemical
        Company, Marion Merrell Pharmaceuticals, Inc. and Marion Merrell Dow
        Inc.

 2.14   Purchase Agreement, dated as of May 3, 1995, between Latin American
        Pharmaceutical Inc., Dow Quimica Argentina S.A., Dow Quimica Mexicana
        S.A. Dow Productos Quimicos LTDA, Mineracao e Quimica de Nordeste, Dow
        Quimica S.A., Merrill Lepetit Farmaceutica Industrial LTDA, Laboratorios
        Lepetit de Mexico S.A. de C.V. and Roussel Uclaf S.A.

- -----------------
* The schedules, exhibits and appendices described in these agreements have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of the schedules, exhibits and appendices to the Securities and Exchange Commission upon request.